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                                                                      EXHIBIT 16

                                                       RH

________________________________________________________________________________
Robison, Hill & Co.                               Certified Public Accountants
A PROFESSIONAL CORPORATION
                                                      BRENT M. DAVIES, CPA
                                                      DAVID O. SEAL, CPA
                                                      W. DALE WESTENSKOW, CPA
                                                      BARRY D. LOVELESS, CPA
                                                      -----------------------
                                                      W. LAMONT ROBINSON, CPA
                                                      E. MORTON HILL, CPA


March 15, 1999


Mr. Edward Tobin, President
D-Vine, Ltd.
712 Fifth Avenue, 7/th/ Floor
New York, NY 10019


Robison, Hill & Co. hereby resigns as independent auditors for D-Vine Ltd., effective February 1, 1999.

We have received and reviewed the Form 8-K dated February 1, 1999, reporting in
Item 4 the events which transpired on February 1, 1999, relating to our resignation as independent auditors and the appointment of Thomas Monahan as new independent auditor for the fiscal years dated September 30, 1997 and 1998.

We have reviewed Item 4 of such Form 8-K and have no disagreements with the position of the Registrant as stated therein.


                                   Respectfully submitted,



                                   /s/ Robison, Hill & Co.
                                   Certified Public Accountants



MEMBERS OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
MEMBERS OF THE SEC PRACTICE and THE PRIVATE COMPANIES PRACTICE SECTION

1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050
Telephone (801) 272-8045      Facsimile (801) 277-9942

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